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                                                                      EXHIBIT 99

                  MBT FINANCIAL CORP. ANNOUNCES SECOND QUARTER
                              EARNINGS (UNAUDITED)

Monroe, Michigan--- MBT Financial Corp. (NASDAQ: MBTF), the parent company of Monroe Bank & Trust, announced today that its Net Income for the second quarter of 2003 was $5,781,000, or $0.30 per share (basic and diluted). This compares to the second quarter of 2002 Net Income of $6,016,000, or $0.31 per share (basic and diluted).

Net Income for the six months ended June 30, 2003 was $10,838,000, or $0.57 per share (basic and diluted), compared to $10,129,000 or $0.52 per share, basic and $0.51 per share, diluted, for the six months ended June 30, 2002. This is an increase of $709,000, or 7.0%.

Ronald D. LaBeau, Chairman & CEO of MBT Financial Corp., and Monroe Bank & Trust, commented, "Interest rates are at historically low levels and like most banks, we are experiencing margin compression. This quarter we were able to increase our net interest income by $325,000, decrease our provision for loan losses by $525,000, and increase our non interest income by $222,000 compared to the second quarter of 2002. Our non interest expenses increased $1.3 million, partly due to expenses associated with our expansion into southern Wayne County. In addition to the loan production and trust office opened in Wyandotte last year, we opened our first branch in Wyandotte late in the first quarter. Both offices are contributing to the growth of our loans and deposits, and we look forward to opening our branch in Trenton early in the third quarter." The bank is also planning to build a large branch in Wyandotte that will serve as a regional headquarters for its operations in the downriver market.

The provision for loan losses decreased significantly. The second quarter provision was $525,000 or 39% lower than last year and the year to date provision was $2,450,000, or 60% lower than last year. Although the provision decreased, the bank continues to maintain an adequate allowance for loan losses. This was possible as the net charge offs for the first six months of 2003, annualized, were 0.09% of average loans. Nonperforming assets, which consist of nonaccrual loans and investments, restructured debt, other real estate owned, and loans 90 days or more past due, decreased from $44.4 million at December 31, 2002 to $42.6 million at June 30, 2003. LaBeau said, "We were successful in reducing the amount of OREO and restructured debt during the first half of the year. However, the economy continues to struggle in southeast Michigan, and our nonaccrual loans increased slightly. We continue to closely monitor our loan portfolio." The table below summarizes the Bank's nonperforming assets:



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
(Dollars in Thousands)                        June 30,   December 31,  June 30,
Unaudited                                      2003         2002         2002
                                              ---------------------------------
Nonaccrual loans                              $24,962      $22,332      $13,443
Loans 90 days past due                            174           81          409
Restructured loans                              5,904        6,807            -
                                              -------      -------      -------
   Total nonperforming loans                  $31,040      $29,220      $13,852


Other real estate owned                        11,445       15,088       16,083
Nonperforming investment securities                79           88          180
                                              -------      -------      -------
   Total nonperforming assets                 $42,564      $44,396      $30,115
                                              =======      =======      =======


Nonperforming assets to total asset              2.98%        3.15%        2.14%
Allowance for loan losses to
   nonperforming assets                         32.15%       27.93%       43.37%


During the second quarter of 2003, the bank converted $95 million of its putable, fixed rate Federal Home Loan Bank advances to LIBOR based floating rate advances. The average cost of the $225 million portfolio of FHLB advances decreased from 5.65% to 4.59%. In addition to the immediate cost savings, this conversion decreased the bank's interest rate risk.

The average cost of deposits declined from 2.2% in the second quarter of 2002 to 1.6% in the second quarter of 2003. Interest rates are expected to remain low, and the cost of deposits will continue to decline throughout the second half of 2003. Due to this low interest rate environment, mortgage loan refinancing activity remains strong. Origination fees on mortgage loans sold increased from $140,000 in the second quarter of 2002 to $356,000 in the second quarter of 2003. Year to date origination fees on mortgage loans sold are up $249,000, or 65%.

MBT Financial Corp., a single bank holding company headquartered in Monroe, Michigan is the parent company of Monroe Bank & Trust. Founded in 1858, Monroe Bank & Trust is one of the nation's largest community banks. The bank has over $1.4 billion in assets and services nearly $1 billion in trust assets. MB&T is a full-service bank, offering a broad range of services, including personal and business accounts and the area's largest Trust Department. With 25 offices, 33 ATMs, PhoneLink telephone banking and eLink online banking, MB&T is the area's most accessible community bank.

MB&T is proud to be an active supporter of the community through contributions, reinvestment, civic involvement, and ENLIST, its employee volunteer program. Visit MB&T's web site at www.MBandT.com, where extensive financial and corporate information can be found in the Investor Relations section.

Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 21A of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond the Corporation's control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "forecast," "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of these terms. Actual results could differ materially from those set forth in forward-looking statements, due to a variety of factors,

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including, but not limited to, those related to the economic environment, particularly in the market areas in which the company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity. MBT Financial Corp. undertakes no obligation to update or clarify forward looking statements.



Selected Financial Ratios
Unaudited                                     June 30,               June 30,
                                                2003                   2002
                                           --------------------------------------
Second Quarter
  Return on Average Assets                             1.6%                 1.7%
  Return on Average Equity                            13.7%                14.9%
  Efficiency Ratio                                    45.0%                38.7%


Year to Date
  Return on Average Assets                             1.5%                 1.5%
  Return on Average Equity                            12.9%                12.6%
  Efficiency Ratio                                    44.2%                40.9%


Period End
  Book Value per common share               $         9.07       $         8.42
  Common stock price                        $        17.49       $        14.00
  Common shares outstanding                     19,118,348           19,361,541


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                               MBT FINANCIAL CORP.
                      CONSOLIDATED STATEMENTS OF CONDITION
                             (Dollars in Thousands)


                                               (Unaudited)                   (Unaudited)
                                                June 30,      December 31,    June 30,
   ASSETS                                         2003           2002           2002
                                               -----------    -----------    -----------
Cash and due from banks                        $    26,013    $    30,618    $    44,483
Federal funds sold                                   2,500         13,000        112,800
Investment securities-HTM                          104,264        116,819        134,415
Investment securities-AFS                          401,856        422,918        303,771
Loans                                              826,965        773,360        760,436
Loans held for sale                                  2,743            445            598
Allowance for loan losses                          (13,685)       (12,400)       (13,061)
Premises and equipment, net                         17,508         15,437         15,459
Other real estate owned                             11,445         15,088         16,083
Other assets                                        48,622         34,409         34,189
                                               -----------    -----------    -----------
   Total Assets                                $ 1,428,231    $ 1,409,694    $ 1,409,173
                                               ===========    ===========    ===========


   LIABILITIES
Non-interest bearing demand deposits           $   133,565    $   123,596    $   124,132
Interest bearing demand deposits                    63,517         69,756         71,584
Savings deposits                                   475,684        470,192        464,862
Other time deposits                                350,660        347,416        353,048
                                               -----------    -----------    -----------
   Total deposits                                1,023,426      1,010,960      1,013,626


FHLB advances                                      225,000        225,000        225,000
Other liabilities                                    6,331          6,735          7,495
                                               -----------    -----------    -----------
   Total liabilities                             1,254,757      1,242,695      1,246,121


   STOCKHOLDERS' EQUITY
Common stock, no par value                             -              -              -
Surplus                                             50,531         51,080         53,849
Undivided profits                                  120,882        115,395        109,103
Accumulated other comprehensive income (loss         2,061            524            100
                                               -----------    -----------    -----------
   Total Stockholders' equity                      173,474        166,999        163,052


   Total liabilities and
   Stockholders' equity                        $ 1,428,231    $ 1,409,694    $ 1,409,173
                                               ===========    ===========    ===========


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                               MBT FINANCIAL CORP.
                   UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
                  (Dollars in Thousands, except per share data)

                                                 Three Months Ended June 30,
                                                  2003                 2002
                                             --------------       --------------
Interest Income
   Interest and fees on loans                $       14,180       $       14,619
   Interest on investment securities                  5,804                6,616
   Interest on fed funds sold                            36                  117
                                             --------------       --------------
Total interest income                                20,020               21,352


Interest Expense
   Interest on deposits                               4,137                5,563
   Interest on borrowed funds                         2,981                3,212
                                             --------------       --------------
Total Interest Expense                                7,118                8,775
                                             --------------       --------------
Net Interest Income                                  12,902               12,577


Provision for Loan Losses                               825                1,350
                                             --------------       --------------
Net Interest Income After
   Provision for Loan Losses                         12,077               11,227


Other Income
   Income from trust services                           820                  693
   Service charges on deposit accounts                1,304                1,098
   Security gains                                       242                  731
   Other income                                       1,150                  772
                                             --------------       --------------
Total Other Income                                    3,516                3,294


Other Expenses
   Salaries and employee benefits                     4,136                3,526
   Occupancy expense                                    639                  520
   Other                                              2,807                2,215
                                             --------------       --------------
Total Other Expenses                                  7,582                6,261
                                             --------------       --------------

Income before Federal Income Tax                      8,011                8,260
Federal Income Tax Expense                            2,230                2,244
                                             --------------       --------------
Net Income                                   $        5,781       $        6,016
                                             ==============       ==============


Earnings per share
   Basic                                     $         0.30       $         0.31
   Diluted                                   $         0.30       $         0.31


Dividends declared per share                 $         0.14       $         0.13


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                               MBT FINANCIAL CORP.
                   UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
                  (Dollars in Thousands, except per share data)


                                                   Six Months Ended June 30,
                                                 2003                  2002
                                             --------------       --------------
Interest Income
   Interest and fees on loans                $       27,996       $       29,774
   Interest on investment securities                 11,492               13,029
   Interest on fed funds sold                            91                  275
                                             --------------       --------------
Total interest income                                39,579               43,078


Interest Expense
   Interest on deposits                               8,500               11,461
   Interest on borrowed funds                         6,173                6,388
                                             --------------       --------------
Total Interest Expense                               14,673               17,849
                                             --------------       --------------
Net Interest Income                                  24,906               25,229

Provision for Loan Losses                             1,650                4,100
                                             --------------       --------------
Net Interest Income After
   Provision for Loan Losses                         23,256               21,129


Other Income
   Income from trust services                         1,693                1,640
   Service charges on deposit accounts                2,549                2,124
   Security gains                                       414                  738
   Other income                                       2,063                1,568
                                             --------------       --------------
Total Other Income                                    6,719                6,070


Other Expenses
   Salaries and employee benefits                     8,358                7,133
   Occupancy expense                                  1,307                1,048
   Other                                              5,291                5,086
                                             --------------       --------------
Total Other Expenses                                 14,956               13,267
                                             --------------       --------------
Income before Federal Income Tax                     15,019               13,932
Federal Income Tax Expense                            4,181                3,803
                                             --------------       --------------
Net Income                                   $       10,838       $       10,129
                                             ==============       ==============


Earnings per share
   Basic                                     $         0.57       $         0.52
   Diluted                                   $         0.57       $         0.51


Dividends declared per share                 $         0.28       $         0.26


Questions regarding the information in this release may be submitted via our web site, www.MBandT.com. Select Investor Relations, then Information Request, or send questions via email to investorrelations@mbandt.com We will accept questions until the

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close of business on Friday, July 18, 2003. The responses will be posted to the
News section on our web site after 4 pm on Wednesday, July 23, 2003.

Contact:
Herbert J. Lock, Senior Vice President, Monroe Bank & Trust, (734) 242-2603